Exhibit 10.2

AMENDMENT NO. 1
TO
STOCK PURCHASE AGREEMENT

This Amendment No. 1, dated as of December 23, 2008, to the Stock Purchase Agreement (the "Stock Purchase Agreement") made and entered into as of the 6th day of August 2008, by and among BMC Acquisitions Corp., now known as Allied China Investments LLC, an LLC organized and existing under the laws of the State of Delaware, with its principal offices at 570 Lexington Avenue, New York New York 10022 ("Buyer"), Belmont Partners LLC, a Virginia limited liability company having an office at 360 Main Street, Washington Virginia 22747 ("Seller"), and YzApp International Inc., a company organized under the laws of the state of Nevada and traded under the symbol "YZPI" (the "Company").

WITNESSETH:

WHEREAS, on August 6, 2008, the Seller, Buyer, and Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), a copy of which is annexed hereto as Exhibit 1, pursuant to which, the Company shall acquire an operating business by merger, acquisition of shares, or asset acquisition (the "Transaction"), upon which time the Company shall issue to Seller, fully paid, non-assessable restricted shares of the Company's common stock as necessary for the Seller to attain at least one and one tenth (1.1%) percent ownership in the Company.

WHEREAS, the Company desires to enter into that certain Share Exchange Agreement dated December 23, 2008, by which New Resources Stock (as defined in the Share Exchange Agreement) will be exchanged for newly issued shares of shares of the Company (the "Share Exchange Agreement"). In conjunction with the Share Exchange Agreement, at the close of the Transaction, the Buyer shall receive an additional two and forty-five hundredths (2.45%) interest in the Company in the form of convertible preferred stock, to be automatically convertible upon effectiveness of a 1:114.59 reverse stock split following the close of the Transaction.

WHEREAS, as contemplated by the Share Exchange Agreement, following the Transaction, the Company shall be governed by new management.

WHEREAS, the parties now desire to amend the Stock Purchase Agreement by amending Paragraph (c)(i) of Section 3 of the Stock Purchase Agreement as hereinafter set forth to obligate Buyer, in place of the Company, to transfer to Seller such number of fully paid, non-assessable restricted shares of the Company's common stock as necessary for the Seller to attain at least one and one tenth percent (1.1%) post-Transaction ownership interest in the Company.

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Stock Purchase Agreement is hereby amended as follows:

1. (a) Paragraph (c)(i) of Section 3 of the Stock Purchase Agreement is hereby restated to be and read as follows:

(i) In consideration of the benefits provided to the Buyer hereby, Buyer shall cause to be issued and delivered to Seller, such fully paid, non-assessable restricted shares of the Company's common stock as necessary for Seller to attain at least a one and one tenth percent (1.1%) post Transaction (hereinafter defined) ownership interest in the Company (the "Position"). The Position shall be based on the capital structure of the Company post Transaction (taking into account any and all shares issued in connection with the Transaction, any reverse stock split (if any) completed in connection with or as a condition to such Transaction, and after any other initial issuance of stock (including issuance to the Company's directors and/or officers) completed prior to, in connection with, or as a condition to such Transaction. Buyer shall take all steps necessary to fully effectuate the provisions of this Section 3 and, to that end, promptly after the Closing endeavor to identify an appropriate operating business that would be suitable for acquisition by the Company. For purposes hereof, "Transaction" shall mean the acquisition by the Company of an operating business by merger, acquisition of shares or asset acquisition.

2. (A) This agreement shall be construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.

(B) Except as amended hereby, the terms and provisions of the Stock Purchase Agreement shall remain in full force and effect, and the Agreement, as previously amended, is in all respects ratified and confirmed. On and after the date of this agreement, each reference in the Agreement to the "Agreement", "hereinafter", "herein", "hereinafter", "hereunder", "hereof", or words of like import shall mean and be a reference to the Stock Purchase Agreement as amended by this agreement.

(C) This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first stated above.

SELLER:
BELMONT PARTNERS, LLC

/s/ Clavis Dobbins
Clavis Dobbins, General Counsel

BUYER:
ALLIED CHINA INVESTMENTS, LLC

/s/ William J. McCluskey
William J. McCluskey

COMPANY:
YZAPP INTERNATIONAL INC.

/s/ Eugene M. Weiss
Eugene M. Weiss, President